Item 77I -- With respect to the Core Bond Fund and the High Yield Bond Fund, the exchange privilege for the R5 Class was eliminated.  The Rule 18f-3 Plan reflecting this change was filed with the Securities and Exchange Commission on February 27, 2008 as Exhibit 99(N) to Post Effective Amendment No. 92 for JPMorgan Trust II ; SEC Accession No. 0001145443-08-000476.